UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

MACY’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13536	13-3324058
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 34th Street, New York, New York 10001

(Address of Principal Executive Offices)

(212) 494-1621

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 10, 2024, Macy’s, Inc. (the “Company”) entered into an agreement (the “Arkhouse Agreement”) with Arkhouse Management Co. LP and certain of its affiliates (together, the “Arkhouse Parties”).

Pursuant to the Arkhouse Agreement, the Company has appointed Richard Clark and Richard L. Markee to the Company’s Board of Directors (the “Board”), effective as of April 10, 2024, and has agreed to nominate and support each of Mr. Clark and Mr. Markee for re-election at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”).  The Company has also appointed Messrs. Clark and Markee to the Finance Committee of the Board, which will consist of the following directors: Marie Chandoha; Naveen Chopra; Richard Clark; Jill Granoff; William H. Lenehan; Richard L. Markee; and Paul C. Varga (Chair). The Board has delegated to the Finance Committee oversight of the evaluation, review and consideration of Arkhouse and Brigade Capital Management, LP’s non-binding proposal to acquire the Company and the Finance Committee will make recommendations to the full Board in respect of such acquisition proposal or any alternatives thereto.

Pursuant to the Arkhouse Agreement, the Arkhouse Parties have agreed to abide by certain customary standstill restrictions, which remain in effect until the earlier of (i) the date that is 15 days prior to the period for the submission of shareholder nominations of candidates for election to the Board at the Company’s 2025 Annual Meeting of Shareholders and (ii) the date that is 120 days prior to the first anniversary of the 2024 Annual Meeting.

In accordance with the Arkhouse Agreement, the Arkhouse Parties have irrevocably withdrawn the notice of nomination of candidates for election to the Board and stockholder proposals to be presented at the Company’s 2024 Annual Meeting and a related shareholder demand.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Arkhouse Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2024, Jeff Gennette retired from the Board and from his position as Chairman of the Board, effective immediately. Mr. Gennette had previously notified the Board of his decision to not stand for reelection at the 2024 Annual Meeting and his decision to retire from the Board was not due to any disagreement with the Company, the Board or management of the Company regarding any matter related to the Company’s operations, policies, practices or otherwise. Upon Mr. Gennette’s resignation, and in accordance with the Company’s previously announced changes to its Board, Tony Spring, Chief Executive Officer and Chairman-elect of the Company, was appointed Chairman of the Board effective immediately.

On April 10, 2024, Francis S. Blake retired from the Board and from his positions as Chair of the Finance Committee and member of the Compensation & Management Development Committee, effective immediately. Mr. Blake had previously notified the Board of his decision to not stand for reelection at the 2024 Annual Meeting in accordance with the mandatory retirement age of the Board’s Corporate Governance Principles. Mr. Blake’s decision to retire from the Board was not due to any disagreement with the Company, the Board or management of the Company regarding any matter related to the Company’s operations, policies, practices or otherwise.

The information set forth in Item 1.01 is incorporated by reference.

Pursuant to the Arkhouse Agreement, on April 10, 2024, Messrs. Clark and Markee were selected as directors with a term expiring at the Company’s 2024 Annual Meeting. Messrs. Clark and Markee will join the Finance Committee pursuant to the Arkhouse Agreement. Messrs. Clark and Markee were appointed to the Board pursuant to understandings with the Arkhouse Parties, which are shareholders of the Company.

On April 10, 2024, the Company also appointed Douglas W. Sesler to the Board with a term expiring at the Company’s 2024 Annual Meeting. In connection with the appointments of Messrs. Clark, Markee and Sesler, as well as the resignations of Messrs. Blake and Gennette, the Board approved an increase in the authorized number of directors of the Company from fourteen (14) to fifteen (15) directors.

Except for the Arkhouse Agreement described in Item 1.01 above, there were no arrangements or understandings pursuant to which Messrs. Clark or Markee were selected as directors. There were no arrangements or understandings pursuant to which Mr. Sesler was selected as a director. Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Messrs. Clark, Markee or Sesler that would be reportable under Item 404(a) of Regulation S-K.

Messrs. Clark, Markee and Sesler will participate in the same compensation program as each of the Company’s other non-employee directors, as described under “Fiscal 2023 Director Compensation Program” in the Company’s Amended Preliminary Proxy Statement for its 2024 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 1, 2024. In addition, the Company and each of Messrs. Clark, Markee and Sesler will enter into the Company’s standard indemnification agreement for directors, a form of which was previously filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K, filed on March 22, 2024, and is incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

On April 10, 2024, the Company issued a press release announcing the appointment of Mr. Clark, Mr. Markee and Mr. Sesler to the Board and the Company’s entry into the Arkhouse Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

10.1	Agreement, dated as of April 10, 2024, by and between Macy’s, Inc. and Arkhouse Management Co. LP, on its own behalf and on behalf of certain other parties named therein.

99.1	Press Release of Macy’s, Inc., dated April 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2024

Macy’s, Inc.

By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Executive Vice President,
Chief Legal Officer and Secretary